Exhibit 10.2

ESCROW AND EXCHANGE AGENT AGREEMENT

THIS ESCROW AND EXCHANGE AGENT AGREEMENT (this “Agreement”) is made as of June 16, 2022, by and among Quantum Computing Inc., a Delaware corporation (“Parent”), Yuping Huang, solely in his capacity as Holder’s Agent (“Holder’s Agent”), and Worldwide Stock Transfer, LLC, as exchange agent (the “Exchange Agent”) and as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

Parent, Holder’s Agent, QPhoton, Inc., a Delaware corporation (the “Company”), Project Alpha Merger Sub I, Inc., a Delaware corporation, and Project Alpha Merger Sub II, LLC, a Delaware limited liability company are parties to that certain Agreement and Plan of Merger, dated as of May 19, 2022 (as amended, modified and waived from time to time, the “Merger Agreement”).

Pursuant to Section 3.02(a) of the Merger Agreement, Parent is obligated to deposit or cause to be deposited with the Exchange Agent an aggregate number of shares of Parent Capital Stock (defined in the Merger Agreement to include Parent Common Stock and Parent Series B Preferred Stock) and Parent Common Stock Warrants equal to the Merger Consideration payable to the Effective Time Holders (plus any dividends or distributions with respect thereto pursuant to Section 3.02(c) of the Merger Agreement). To implement this section of the Merger Agreement, Parent is on the date hereof (i) issuing instructions to the Exchange Agent to establish separate reserves for each of the Effective Time Holders of Parent Capital Stock in the amounts set forth on Exhibit A for up to twelve months from the date hereof, and (ii) depositing originals of the Parent Common Stock Warrants with the Exchange Agent for up to twelve months from the date hereof. Once the Exchange Agent has received the Required Consideration Deliverables from the Effective Time Holders, it will promptly (i) issue shares of Parent Capital Stock to the Effective Time Holders in the amounts listed on Exhibit A and (ii) deliver the original Parent Common Stock Warrants to the Effective Time Holders. The above process will satisfy the requirement to deposit the Merger Consideration into a separate account (the “Exchange Fund”) established by the Exchange Agent pursuant to the terms of this Agreement and the Merger Agreement for the benefit of and further distribution to the Effective Time Holders.

Pursuant to Section 3.02(a) of the Merger Agreement, Parent is obligated to deposit or cause to be deposited with the Escrow Agent an aggregate amount of shares of Parent Series B Preferred Stock (plus any dividends or distributions with respect thereto pursuant to Section 3.02(c) of the Merger Agreement) equal to the Escrow Amount payable to Huang for deposit into the Escrow Account (together with the Exchange Fund, the “Securities Fund”) established by the Escrow Agent pursuant to the terms of this Agreement and the Merger Agreement for the benefit of and further distribution to Huang.

This Agreement is the Escrow Agreement referred to in the Merger Agreement.

NOW, THEREFORE, in consideration of the agreements and understandings contemplated in the Merger Agreement and herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows.

1. Appointment of Exchange Agent; Exchange Agent Funds.

(a) Parent and Holder’s Agent hereby appoint the Exchange Agent as exchange agent to perform the duties of the Exchange Agent set forth in this Agreement and the Merger Agreement, and the Exchange Agent hereby accepts such appointment under the terms and conditions set forth in this Agreement and as the Exchange Agent under the Merger Agreement. Under the Merger Agreement, and subject to the terms and conditions thereof, at the Closing on the date hereof, Parent is obligated to deposit or cause to be deposited with the Exchange Agent an aggregate number of shares of Parent Capital Stock and Parent Common Stock Warrants equal to the Merger Consideration payable to the Effective Time Holders (plus any dividends or distributions with respect thereto pursuant to Section 3.02(c) of the Merger Agreement) (together with any other shares deposited with the Exchange Agent in the Exchange Fund pursuant to this Agreement or the Merger Agreement, the “Exchange Agent Funds”). To implement this section of the Merger Agreement, Parent is on the date hereof (i) issuing instructions to the Exchange Agent to establish separate reserves for each of the Effective Time Holders of Parent Capital Stock in the amounts set forth on Exhibit A for up to twelve months from the date hereof, and (ii) depositing originals of the Parent Common Stock Warrants with the Exchange Agent for up to twelve months from the date hereof. Once the Exchange Agent has received the Required Consideration Deliverables from the Effective Time Holders, it will promptly (i) issue shares of Parent Capital Stock to the Effective Time Holders in the amounts listed on Exhibit A and (ii) deliver the original Parent Common Stock Warrants to the Effective Time Holders. All Exchange Agent Funds will be disbursed only in accordance with the terms and conditions of this Agreement and the Merger Agreement. Upon receipt of the reserve instructions on the date hereof as set forth above, the Exchange Agent will as soon as reasonably practicable following the Closing (and in any event within three (3) Business Days) thereafter make book record entry of the reserves in accordance with the issuance instructions and the amounts set forth on Exhibit A attached hereto.

(b) At least three (3) Business Days prior to the Closing, Holder’s Agent will deliver or cause to be delivered to the Exchange Agent a schedule substantially in the form attached hereto as Exhibit A including a complete and correct list of the Effective Time Holders identifying each by name, and, to the extent available, address, Tax Identification Number, if applicable and including the payment amount for each Effective Time Holder expressed in the number of securities issuable from the Securities Fund. After the Closing, Holder’s Agent and/or its counsel or designees are authorized to correct any inaccuracies or inconsistencies (if any) to Exhibit A.

(c) The Company will send on the date hereof to each Effective Time Holder a letter of transmittal in the form attached hereto as Exhibit B (a “Letter of Transmittal”), together with an Internal Revenue Service Form W-9 or appropriate IRS Form W-8, as applicable, advising each Effective Time Holder of the procedure for surrendering such Effective Time Holder’s Certificate(s) in exchange for payment therefor. The Exchange Agent (in consultation with Parent and Holder’s Agent) will promptly answer any questions of Effective Time Holders relating to the mechanics for receiving payment for their shares of Company Common Stock and properly completing the Letter of Transmittal and will refer all other questions to Trevor J. Chaplick and Christopher T. Turek. Notwithstanding anything herein to the contrary, pursuant to the terms of the Merger Agreement, the Exchange Agent shall not be required to make any payment hereunder to an Effective Time Holder until the Exchange Agent receives the applicable Required Consideration Deliverables (including but not limited to, the Letter of Transmittal) duly executed and completed by such Effective Time Holder.

(d) The Exchange Agent will review the Certificates received from (or on behalf of) the Effective Time Holders and the Required Consideration Deliverables (and other documents required to be delivered by the Required Consideration Deliverables) to ensure that the Certificates are in proper form for presentation and the Required Consideration Deliverables and such other documents are properly executed and completed in accordance with the instructions set forth in the Required Consideration Deliverables. The Exchange Agent will comply with all requirements under the tax laws of the United States in connection with receipt and distribution of the Exchange Agent Funds, including those relating to missing Tax Identification Numbers, and file any appropriate reports with the Internal Revenue Service, including Form 1099-B (Statement for Recipients from Broker and Barter Exchange Transactions) with respect to any payment of the Exchange Agent Funds made hereunder; provided, however, that the Exchange Agent shall not be responsible for preparing or filing any tax reporting related to any distributions that are treated as compensation income.

2. Appointment of Escrow Agent; Escrow Deposit.

(a) Parent and Holder’s Agent hereby appoint the Escrow Agent as escrow agent to perform the duties of the Escrow Agent set forth in this Agreement and under the Merger Agreement, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth in this Agreement.

(b) Under the Merger Agreement, and subject to the terms and conditions thereof, at the Closing, Parent shall deposit or cause to be deposited with the Escrow Agent an aggregate number of shares of Parent Series B Preferred Stock (together with any dividends or distributions with respect thereto pursuant to Section 3.02(c) of the Merger Agreement) equal to the Escrow Amount, and upon receipt thereof, the Escrow Agent will acknowledge in writing to Holder’s Agent and Parent receipt of the Escrow Amount. The Escrow Agent will accept the Escrow Amount and hereby agrees to hold the Escrow Amount in a separate account (the “Escrow Account”) in accordance with the provisions of this Agreement and will not distribute the Escrow Amount except in accordance with the express terms and conditions of this Agreement.

3. Release of Escrow Amount. The Escrow Agent shall release the Escrow Amount only as provided in this Section 3. Within five (5) Business Days after the Escrow Agent’s receipt of (a) a written direction executed by Parent and Holder’s Agent directing the Escrow Agent to disburse all or a portion of the Escrow Amount (a “Joint-Instruction”), or (b) a final non-appealable order of a court of competent jurisdiction (a “Final Order”), in either case, the Escrow Agent shall release all or any portion (if less than all) of the Escrow Amount designated in such Joint-Instruction or Final Order, as applicable. Parent and Holder’s Agent shall deliver to the Escrow Agent Joint-Instructions to effect disbursement of the Escrow Amount in accordance with the terms of the Merger Agreement.

4. Tax Compliance. The Exchange Agent shall have the right to request from any party to this Agreement, or any other person or entity entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Exchange Agent or Escrow Agent, to satisfy its reporting and withholding obligations under applicable law, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable. Parent and Holder’s Agent understand that the Exchange Agent or the Escrow Agent may be required to withhold a portion of any payment to Parent, Holder’s Agent or the Effective Time Holders if they have not supplied the correct Taxpayer Identification Number or required certification and that the Exchange Agent or the Escrow Agent will deliver any such withheld amount deducted to the Internal Revenue Service or other tax authority.

5. No Duty to Verify. The Escrow Agent and the Exchange Agent, as applicable, will have neither the duty nor the authority to verify the accuracy of the information contained in any instruction, notice or certificate, nor the genuineness of any signature thereon or the authority of any such signatory to execute such instruction, notice or certificate, delivered by Parent and Holder’s Agent hereunder. Upon distribution of all of the Escrow Amount to Huang or the Exchange Agent Funds to the Effective Time Holders, as directed by Parent in accordance with Section 2 or Section 3 hereof, the Escrow Agent or Exchange Agent, as applicable, will be deemed to have fully discharged its duties and obligations hereunder, and will have no further liability or obligation to any party with respect hereto. Concurrent with the execution of this Escrow Agreement, each of Parent and Holder’s Agent shall provide the Escrow Agent with a copy of an authorized signor form in the form of Exhibit B-1 and Exhibit B-2, respectively, to this Agreement.

6. Reserved.

7. Provisions with Respect to the Escrow Agent and the Exchange Agent.

(a) Protection of the Escrow Agent and the Exchange Agent. The Escrow Agent, the Exchange Agent, Parent and Holder’s Agent, as applicable, agree that: (i) either Parent or Holder’s Agent may examine the Securities Fund at any time at the office of the Escrow Agent upon reasonable notice to the Escrow Agent; (ii) in performing their duties hereunder, the Escrow Agent and the Exchange Agent may rely on written statements furnished to them by any officer of either Parent or Holder’s Agent (provided that such notice is otherwise in accordance with the requirements hereof) with respect to matters related to Parent or Holder’s Agent, respectively, or any other evidence deemed by the Escrow Agent or the Exchange Agent to be reliable, and will be entitled to act on the advice of counsel selected by it; (iii) if the Securities Fund are attached, garnished, or levied upon under the order of any court, or the delivery thereof will be stayed or enjoined by the order of any court, or any other order, judgment or decree will be made or entered by any court affecting the Securities Fund, the Escrow Agent is hereby expressly authorized to obey and comply with all writs, orders or decrees so entered or issued, whether with or without jurisdiction, provided that the Escrow Agent will provide reasonable prior notice, to the extent possible under the circumstances, to Parent and Holder’s Agent of such compliance with such writs, orders or decrees, and the Escrow Agent will not be liable to any of the parties hereto or their successors by reason of compliance with any such writ, order or decree notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated; and (iv) notwithstanding anything herein to the contrary, the Escrow Agent and the Exchange Agent will be under no duty to monitor or enforce compliance by Holder’s Agent or Parent with any term or provision of the Merger Agreement.

(b) Resignation, Removal, New Escrow Agent and Exchange Agent. The Escrow Agent and the Exchange Agent reserve the right to resign at any time by giving at least thirty (30) days advance written notice of resignation to Parent and Holder’s Agent, specifying the effective date thereof. Similarly, the Escrow Agent and the Exchange Agent may be removed and replaced following the delivery of a 30 days advance written notice to the Escrow Agent or the Exchange Agent by Parent and Holder’s Agent. Within 30 days after the receipt of one of the notices referred to above, Parent and Holder’s Agent agree to jointly appoint a successor escrow agent or exchange agent (a “Successor Agent”), as applicable. The Successor Agent will become a party to and must agree to be legally bound by this Agreement by means of a written joinder agreement, the signature page to which, when signed by the Successor Agent, will be deemed to be a counterpart signature page to this Agreement. The Successor Agent will be deemed to be the Escrow Agent and/or Exchange Agent under the terms of this Agreement. If a Successor Agent has not been appointed and/or has not accepted such appointment by the end of the 30-day period commencing upon the receipt of the notice of resignation by Parent and Holder’s Agent, the Escrow Agent and Exchange Agent may apply to a court of competent jurisdiction for the appointment of a Successor Agent. The out-of-pocket costs, expenses and reasonable attorneys’ fees incurred by the Escrow Agent or the Exchange Agent will be paid by Parent.

(c) Indemnification of Escrow Agent. Without limiting any protection or indemnity of the Escrow Agent under any other provision hereof or otherwise at law, Parent agrees to indemnify and hold harmless the Escrow Agent from and against any and all liabilities, losses, damages, penalties, claims, actions, suits and out-of-pocket costs, expenses and disbursements, including reasonable out-of-pocket legal or advisor fees and disbursements, which may be imposed on, incurred by or asserted against the Escrow Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the Escrow Agent’s gross negligence or willful misconduct. Notwithstanding the foregoing, Parent shall not be required to indemnify the Escrow Agent with respect to any claim against any such party unless Parent is notified of the written assertion of a claim against the Escrow Agent, or of any action commenced against it, promptly after it shall have received any such written information as to the nature and basis of the claim; provided, however, that failure to provide such notice shall not relieve Parent of any liability hereunder if no prejudice occurs. This provision will survive the resignation or removal of the Escrow Agent, or the termination of this Agreement. In so agreeing to indemnify and hold harmless the Escrow Agent, Parent shall be liable for all amounts required to be paid under this Section 7(c).

(d) Indemnification of Exchange Agent. Without limiting any protection or indemnity of the Exchange Agent under any other provision hereof or otherwise at law, Parent agrees to indemnify and hold harmless the Exchange Agent from and against any and all liabilities, losses, damages, penalties, claims, actions, suits and out-of-pocket costs, expenses and disbursements, including reasonable out-of-pocket legal or advisor fees and disbursements, which may be imposed on, incurred by or asserted against the Exchange Agent in connection with the performance of its duties and obligations hereunder in its capacity as the Exchange Agent, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the Exchange Agent’s gross negligence or willful misconduct. Notwithstanding the foregoing, Parent shall not be required to indemnify the Exchange Agent with respect to any claim against any such party unless Parent is notified of the written assertion of a claim against the Exchange Agent, or of any action commenced against it, promptly after it shall have received any such written information as to the nature and basis of the claim; provided, however, that failure to provide such notice shall not relieve Parent of any liability hereunder if no prejudice occurs. This provision will survive the resignation or removal of the Exchange Agent, or the termination of this Agreement. In so agreeing to indemnify and hold harmless the Exchange Agent, Parent shall be liable for one half of all amounts required to be paid under this Section 7(d).

(e) Duties. The Escrow Agent and Exchange Agent will have only those duties as are specifically provided in this Agreement, which will be deemed purely ministerial in nature, and will under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent and Exchange Agent will neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Merger Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent and Exchange Agent will be inferred from the terms of this Agreement or any other agreement. IN NO EVENT WILL THE ESCROW AGENT OR EXCHANGE AGENT, BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT’S OR EXCHANGE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT OR EXCHANGE AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. Fees and Reimbursement to the Escrow Agent and Exchange Agent.

(a) Fees. Both the Escrow Agent and the Exchange Agent will be entitled to be paid, without duplication, an aggregate fee of $5,000 by Parent for their services for each 12-month period (or portion thereof) this Agreement remains in effect until distribution of all of the Escrow Amount and Exchange Agent Funds or termination of this Agreement in accordance with Section 9 herein, as applicable.

(b) Reimbursement. All reasonable and documented fees and expenses of the Escrow Agent and the Exchange Agent for performing the duties of the Escrow Agent set forth in this Agreement will be borne by Parent. The Escrow Agent will not be entitled to withdraw from the Securities Fund any fees, costs or expenses under this Agreement.

9. Termination. This Agreement will terminate when all of the Escrow Amount have been distributed in accordance with this Agreement. Pursuant to Section 3.01(f) of the Merger Agreement, any portion of the Securities Fund that remains undistributed to the former holders of Company Common Stock for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any former holders of Company Common Stock who have not theretofore complied with Section 3.02 of the Merger Agreement, and shall thereafter look only to Parent for the applicable Merger Consideration.

10. Miscellaneous.

(a) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) on the date of electronic transmission when transmitted by electronic mail, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (iv) the third day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, to the respective party at the number, electronic mail address or street address, as applicable, set forth below, or at such other number, electronic mail address or street address as such party may specify by written notice to the other party hereto:

Notice to Parent:

c/o Quantum Computing Inc.
215 Depot Court, Suite 215
Leesburg, VA 20175

Attention:	Robert Liscouski
Email:

Notice to Holder’s Agent:

c/o QPhoton, Inc.

5 Marine View Plaza

Hoboken, NJ 07030

Attention:	Yuping Huang
Email:

with copies to:

Gibbons P.C.
One Gateway Plaza

Newark, NJ 07102

Attention:	Frank Cannone, Esq. and Peter Flagel, Esq.
Email:

Notices to the Escrow Agent and Exchange Agent:

Worldwide Stock Transfer, LLC

One University Plaza
Suite 505
Hackensack, NJ 07601

Attention:	Yonah Kopstick and Cristiano Germinario
Email:

(b) Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such State without regards to conflicts of law principles of the State of Delaware or any other jurisdiction that would cause the laws of any jurisdiction other than the State of Delaware to apply.

(c) Consent to Jurisdiction and Service of Process. The Parties to this Agreement submit to the exclusive jurisdiction of the state courts located in WILMINGTON, DELAWARE or the courts of the United States located in WILMINGTON, DELAWARE in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate or other document delivered in connection herewith and by this Agreement waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Agreement and any related agreement, certificate or other document delivered in connection herewith, that they are not subject thereto or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper. Service of process with respect thereto may be made upon Parent by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 10(A).

(d) Waiver of Jury Trial. Each Party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) each such Party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 10(d).

(e) Counterparts. This Agreement, and any amendments hereto, may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (PDF)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. No party hereto will raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that this Agreement or any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each such party forever waives any such defense.

(f) Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other parties hereto. Notwithstanding the foregoing, Holder’s Agent may assign this Agreement to any of its beneficial owners or successors by operation of law and Parent may assign this Agreement to one or more of its Affiliates.

(g) Amendment, Waiver, etc. This Agreement will not be amended, modified, altered or revoked without the prior written consent of each of Parent and Holder’s Agent; provided that no amendment or modification will be made to Section 7 or Section 8 hereof or any other provision of this Agreement which impacts the rights or duties of the Escrow Agent or the Exchange Agent without the written consent of the Escrow Agent or Exchange Agent, as applicable. Parent and Holder’s Agent separately agree to provide to the Escrow Agent and the Exchange Agent a copy of all amendments and agree that the Escrow Agent or Exchange Agent, as applicable, will not be bound by such amendments until it has acknowledged receipt of a copy. No failure or delay by a party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, and no single or partial exercise thereof will preclude any right of further exercise or the exercise of any other right, power or privilege.

(h) Headings. Section headings used herein are for convenience of reference only and will not be deemed to constitute a part of this Agreement for any other purpose, or to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced as if such headings had not been included herein.

(i) No Strict Construction. The parties hereto hereby expressly acknowledge and agree that the language of this Agreement constitutes the mutual intention and understanding of the parties, and that each party hereto has been represented by competent counsel in connection herewith. Accordingly, each party hereto hereby waives any doctrine of strict construction with respect to the interpretation hereof or the resolution of any ambiguities herein, and none of the foregoing will be resolved against any party as a result of any such doctrine.

(j) Complete Agreement. This Agreement and the documents referred to herein contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(k) Business Days. For the purpose hereof, the term “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois are closed for business as a result of a federal, state or local holiday. To the extent any payment or other action or delivery is required to be made on a date which is not a Business Day, then the period required for such payment, action or delivery will automatically be extended to the next Business Day immediately following. All references to a day or days will be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

(l) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the parties will amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable law.

(m)   Third Party Beneficiaries. Except as set forth herein, nothing herein expressed or implied is intended or will be construed to confer upon or to give any Person other than the Escrow Agent, Holder’s Agent and Parent any rights or remedies under or by reason of this Agreement.

(n) Automatic Succession. Any bank or corporation into which the Escrow Agent or Exchange Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent or Exchange Agent may transfer a substantial amount of its escrow business, will be the successor to the Escrow Agent or Exchange Agent, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

(o) Bankruptcy Proceedings. In the event of the commencement of a bankruptcy case or cases wherein Holder’s Agent or Parent is the debtor, the Escrow Amount will not constitute property of the debtor’s estate within the meaning of 11 U.S.C. § 541.

(p) Specific Performance. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party will object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent and Exchange Agent each acknowledges that its obligations, as well as the obligations of any party hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

PARENT:

QUANTUM COMPUTING INC.

By:
Name:	Robert Liscouski
Its:	Chief Executive Officer

HOLDER’S AGENT:

YUPING HUANG

By:
Name:	Yuping Huang
EXCHANGE AGENT and ESCROW AGENT:

WORLDWIDE STOCK TRANSFER, LLC,
as Exchange Agent and Escrow Agent

By:
Name:	Yonah Kopstick
Its:	Managing Member

EXHIBIT A

Effective Time Holders Payment Spreadsheet

Section 3.01(a) of Merger Agreement

Stockholder	Common	Preferred	Warrants	Escrow (Preferred)	Total (on an as converted basis)	% of Proceeds
Yuping Huang	4,699,786	1,750,357	5,692,952	175,035	29,646,658	81.00%
The Trustees of the Stevens Institute of Technology	522,199	213,933	632,551	—	3,294,080	9.00%
BV Advisory Partners, LLC	580,221	237,703	702,834	—	3,660,085	10.00%
TOTAL	5,802,206	2,201,993	7,028,337	175,035	36,600,823	100.00%

Common = Quantum Computing Inc. (“QCI”) shares of common stock

Preferred = QCI shares of series B preferred stock, convertible at a ratio 1:10

Warrants = QCI common stock warrants

EXHIBIT B

Letter of Transmittal

See attached.

EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF PARENT

Quantum Computing Inc., a Delaware corporation (“Parent”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Securities Fund established under the Agreement to which this Exhibit B-1 is attached, on behalf of Parent.

Name (print):	Robert Liscouski
Specimen Signature:
Title:	CEO
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell: 703-407-9437
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):	Chris Roberts
Specimen Signature:
Title:	Chief Financial Officer
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell: 703-625-5607
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

EXHIBIT B-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF HOLDER’S AGENT

Yuping Huang (the “Holder’s Agent”) hereby designates each of the following persons as his Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Securities Fund established under the Agreement to which this Exhibit B-2 is attached, on behalf of Holder’s Agent.

Name (print):	Yuping Huang
Specimen Signature:
Title:	Authorized Person
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell: 740-590 3358
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2: